UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On November 21, 2008, Lakes Entertainment, Inc. (“Lakes”) completed the spin-off of WPT Enterprises, Inc. (NASDAQ:WPTE), which was accomplished through a dividend of all of the Company’s shares of WPTE. Shareholders of Lakes common stock of record at the close of business on October 24, 2008 received 0.478982732 shares of WPTE for each share of Lakes. As a result of the dividend of WPTE stock, Lakes no longer has an ownership interest in WPTE.
     Further information concerning the dividend of WPTE stock and related matters is contained in the Information Statement, dated November 17, 2008, filed as Exhibit 99.1 to Lakes’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2008.
     The Unaudited Pro Forma Condensed Consolidated Financial Statements of Lakes reflecting the dividend of WPTE stock is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Lakes (the “Pro Forma Financial Statements”) reflecting the dividend of WPTE stock described under Item 2.01 above are attached as Exhibit 99.1 hereto and are incorporated herein by reference. The Pro Forma Financial Statements include the following information:
A.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2008

B.	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 28, 2008 and for the Year Ended December 30, 2007
(c)	Not Applicable

(d)	Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Lakes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: November 26, 2008	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Lakes